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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 2, 2001



                         BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)


      0-28060                                             84-1166231
(Commission File No.)                          (IRS Employer Identification No.)

                            4403 TABLE MOUNTAIN DRIVE
                             GOLDEN, COLORADO 80403
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (303) 215-7200





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ITEM 5. OTHER EVENTS.

BOLDER Technologies Corporation ("BOLDER" or the "Company") is filing this Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

On April 2, 2001, Bolder issued a press release announcing that it has been notified by The Nasdaq Stock Market that its common stock will be delisted from trading on the Nasdaq National Market at the opening of business on April 6, 2001. The press release also announced that: the Company expects that the trading halt announced by the Nasdaq Stock Market on March 9 will remain in place until its common stock is delisted; the Company's common stock will not be listed on the Over the Counter Bulletin Board and, therefore, there may be no trading market or liquidity available for shares of the Company's common stock; the Company has been unsuccessful in attracting additional financing and it does not expect to secure any additional financing; the Company is working with its outside advisors to effect a sale of the Company to a strategic buyer, but there are no assurances that the Company will be able to conclude such a sale and, even if it is able to conclude such a transaction, the Company believes it is unlikely that the terms of any such transaction would return any value to the Company's stockholders; and the Company believes that it will seek protection under the United States Bankruptcy Code in the near future, regardless of whether it is able to conclude a sale, merger or other strategic alternative. The foregoing summary of the press release is qualified by a copy of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. EXHIBITS.

EXHIBIT NUMBER             DESCRIPTION

99.1                       Press release dated April 2, 2001





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2001                  BOLDER TECHNOLOGIES CORPORATION


                                       By:  /s/ Roger Warren
                                          --------------------------------------
                                          Roger Warren
                                          President and Chief Executive Officer


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                                 EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION

99.1                       Press release dated April 2, 2001